Exhibit 23.11

CONSENT OF INDEPENDENT AUDITOR

American Midstream Partners, LP

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of American Midstream Partners, LP (the “Partnership”) of our report dated February 21, 2017, relating to the financial statements of Main Pass Oil Gathering Company, LLC, appearing as Exhibit 99.7 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLC

Houston, Texas

September 19, 2017